UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2017

Electronic Cigarettes International Group, Ltd.

(Exact name of registrant as specified in its charter)

Nevada	000-52745	98-0534859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1707 Cole Boulevard, Suite 350, Golden, Colorado 80401

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (720) 575-4222

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04   Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

UK Administration of Subsidiary

On March 7, 2017, Must Have Limited, a limited liability company incorporated in England and Wales (“MHL”) and wholly-owned subsidiary of Electronic Cigarettes International Group, Ltd., a Nevada corporation (the “Company,” “we,” “us,” or “our”), was placed under the “administration” process (the “Administration”) in the United Kingdom (“UK”) by order of the High Court of Justice, Chancery Division, Companies Court in England and Wales. Geoff Rowley and Anthony Collier, both partners at FRP Advisory LLP, were appointed as joint administrators with respect to MHL.

The Administration process results from an unsatisfied tax obligation of MHL in the amount of approximately $3 million which remains owed to HM Revenue & Customs (“HMRC”). Despite multiple attempts to satisfy the tax obligation and other expected near term obligations, the Company is unable to continue to fund the operations or any obligations of MHL.

In the UK, administration is the process by which administrators are appointed over the assets and undertaking of an entity in circumstances in which it is believed that entity is, or is likely to become, unable to pay its debts as they fall due and there is a real prospect that administration is likely to achieve one or more of the following:

a)  rescuing the company as a going concern;

b)  realizing a better result for the company's creditors as a whole than would be likely if the company were wound up; or

c)  realizing property to make a distribution to one or more secured or preferential creditors.

Purposes b) and c) apply to the administration order of MHL granted on March 7, 2017.

Cross-Default of Company Debt

The winding up petition presented by HMRC in respect of the unsatisfied tax obligation of MHL described above and the Administration of MHL has caused the Company to default under all of its outstanding secured debt obligations (the “Cross-Defaults”), including under that certain Credit Agreement, dated April 27, 2015, between the Company and an institutional investor, previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities Exchange Commission on May 1, 2015. The Cross-Defaults have resulted in the acceleration of approximately $104 million of outstanding debt owed by the Company, which amounts have become immediately due and payable (the “Accelerated Debt”).

The Board of Directors and executive management of the Company are considering a variety of strategic alternatives to address the Administration, Cross-Defaults and the Accelerated Debt.

Item 8.01. Other Events

On March 7, 2017, the Company issued a press release announcing the Administration, the Cross-Defaults and the Accelerated Debt. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Neither the filing of the press release as an exhibit to this Current Report on Form 8-K nor the inclusion in the press release of a reference to the Company’s internet address shall, under any circumstances, be deemed to incorporate the information available at its internet address into this Current Report on Form 8-K. The information available at the Company’s internet address is not part of this Current report on Form 8-K or any other report filed by the Company with the SEC.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release, dated March 7, 2017.

Cautionary Statement Regarding Forward-Looking Statements

The statements contained in this Current Report on Form 8-K that are not historical facts are forward-looking statements (within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended) that involve risks and uncertainties. Such forward-looking statements may be identified by, among other things, the use of forward-looking terminology such as “believe,” “expect,” “may,” “could,” “would,” “plan,” “intend,” “estimate,” “predict,” “potential,” “continue,” “should” or “anticipate” or the negative thereof or other variations thereon or comparable terminology, or by discussions of strategy that involve risks and uncertainties. Such statements involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of the Company and its subsidiaries could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements of the plans, strategies and objectives of the Company for future operations, other statements of expectation or belief, and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected. The Company assumes no obligation and does not intend to update these forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 7, 2017		ELECTRONIC CIGARETTES INTERNATIONAL GROUP, LTD.

	By:	/s/ William Seamans
Name: William Seamans Title: Chief Financial Officer